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As filed with the Securities and Exchange Commission on November 26, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WELLPOINT HEALTH NETWORKS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation or organization)	95-4635504 (I.R.S. employer identification number)
1 WellPoint Way Thousand Oaks, California 91362 (818) 234-4000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas C. Geiser, Esq.
Executive Vice President, General Counsel and Secretary
WellPoint Health Networks Inc.
1 WellPoint Way
Thousand Oaks, California 91362
(818) 234-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Karen E. Bertero, Esq. Gibson, Dunn & Crutcher LLP 333 South Grand Avenue Los Angeles, California 90071 (213) 229-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(1)	Amount of Registration Fee

Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units	$1,000,000,000	100%	$1,000,000,000	$92,000

(1)
Any securities registered hereunder may sold separately or as units with other securities registered hereunder.

(2)
Includes such indeterminate principal amount of debt securities, preferred stock, common stock and depository shares as may be issued in the event the registrant elects to offer fractional interests in preferred stock, warrants, purchase contracts, purchase units and such indeterminate amounts of debt securities, preferred stock or common stock as may be issued upon conversion of, or in exchange for, or upon exercise of, warrants, or convertible or exchangeable debt securities, purchase contracts or purchase units or preferred stock that provides for exercise or conversion into such securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act). The amount of common stock registered in any at-the-market offering by us or on our behalf shall be limited to that which is permissible under rule 415(a)(4)(ii) under the Securities Act. In United States dollars or equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3)
Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457 under the Securities Act. The aggregate public offering price of the securities being offered hereunder by the registrant will not exceed $1,000,000,000.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, November 26, 2002

PROSPECTUS

$1,000,000,000

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Purchase Units

        By this prospectus, WellPoint Health Networks Inc. may from time to time offer securities to the public. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "WLP."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

        This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is                            , 2002.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3
FORWARD-LOOKING STATEMENTS	5
THE COMPANY	6
USE OF PROCEEDS	8
RATIO OF EARNINGS TO FIXED CHARGES	8
DESCRIPTION OF THE DEBT SECURITIES	9
DESCRIPTION OF CAPITAL STOCK	21
DESCRIPTION OF THE WARRANTS	26
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	28
PLAN OF DISTRIBUTION	29
LEGAL MATTERS	31
EXPERTS	31

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration or continuous offering process. Under this shelf prospectus, we may from time to time sell any combination of the securities described in this prospectus, either separately or in units, in one or more offerings. Together, these offerings may total up to $1,000,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        Unless we have indicated otherwise, references in this prospectus to "WellPoint," "we," "us" and "our" or similar terms are to WellPoint Health Networks Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, DC 20549. Please call 1-800 SEC-0330 for further information on the operations of the public reference facilities and copying charges. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the offices of the Chicago Stock Exchange at 120 South LaSalle Street, Chicago, Illinois 60603, and the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94014. We also post our SEC filings on our website at http://www.wellpoint.com.

        The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to other documents that contain such information. The information incorporated by reference is an important part of this prospectus. Any information we file with the SEC in the future and incorporate by reference will automatically update and, if inconsistent with prior information, supercede, the information contained in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

  •
  the description of our common stock contained in our Form 8-B, filed on June 12, 1997 and any amendment or report filed for the purpose of updating this description;

  •
  our Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002;

  •
  our definitive Proxy Statement dated May 17, 2002, as filed on May 24, 2002;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, filed on May 13, 2002, June 30, 2002, filed on August 13, 2002 and September 30, 2002, filed on November 14, 2002; and

  •
  our Current Reports on Form 8-K dated January 11, 2002, January 31, 2002, April 9, 2002, May 2, 2002, August 13, 2002, August 14, 2002 and October 10, 2002.

        We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 9 of Form 8-K.

        Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference. Each statement about the contents of any contract or other document is qualified in all material respects by reference to such contract or other document.

        We will provide to you a copy of any document incorporated by reference in this prospectus and any exhibits specifically incorporated by reference in those documents at no cost. You may request copies by contacting us at the following address or telephone number: WellPoint Health Networks Inc., 1 WellPoint Way, Thousand Oaks, California 91362, Attention: Secretary, (818) 234-4000.

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus and the accompanying prospectus supplement, including information incorporated by reference, are "forward-looking statements" within the meaning of Section 27A of the Securities Act, and are intended to be covered by the safe harbor created by that section. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. Our forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. Cautionary statements setting forth important factors that could cause actual results to differ materially from our forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference, and include, but are not limited to:

  •
  changes or uncertainties in federal and state health care legislation and regulation;

  •
  unexpected changes in health care costs and premium pricing pressures;

  •
  an increase in competitive pressures in our markets that reduces our members or limits our ability to increase premiums to offset increased health care costs;

  •
  our increased level of indebtedness resulting from our acquisitions of Cerulean and RightCHOICE and the pending acquisition of CareFirst;

  •
  our ability to successfully integrate our recent and any future acquisitions;

  •
  our ability to identify additional acquisitions at attractive prices to continue our geographic expansion strategy;

  •
  increased risk of potential liability from class action lawsuits and other theories of recovery, such as punitive damages; and

  •
  the revocation or modification of rulings from the IRS that certain transactions we completed qualified as tax-free transactions and that no gain or loss was recognized on such transactions for federal income tax purposes.

        Given these uncertainties, we caution investors not to unduly rely on our forward-looking statements. We disclaim any intent or obligation to update publicly any forward-looking statements set forth in this prospectus, the accompanying prospectus supplement, or incorporated herein by reference, whether as a result of new information, future events or otherwise.

THE COMPANY

        We are one of the nation's largest publicly traded managed health care companies. As of September 30, 2002, we had approximately 13.1 million medical members and approximately 46.6 million specialty members. We offer a broad spectrum of quality network-based managed care plans. We provide these plans to the large and small employer, individual, Medicaid and senior markets. Our managed care plans include preferred provider organizations, health maintenance organizations and point-of-service and other hybrid plans and traditional indemnity plans. In addition, we offer managed care services, including underwriting, actuarial services, network access, medical cost management and claims processing. We also provide a broad array of specialty and other products, including pharmacy, dental, worker's compensation managed care services, utilization management, life insurance, preventive care, disability insurance, behavioral health, COBRA and flexible benefits account administration.

        We market our products in California primarily under the name Blue Cross of California, in Georgia primarily under the name Blue Cross Blue Shield of Georgia, in various parts of Missouri (including the greater St. Louis area) under the name Blue Cross Blue Shield of Missouri and in other states primarily under the names UNICARE or HealthLink. Historically, our primary market for our managed care products has been California. We hold the exclusive right in California to market our products under the Blue Cross name and mark, and in Georgia and in 85 counties in Missouri (including the greater St. Louis area) to market our products under the Blue Cross Blue Shield names and marks. Our customer base is diversified, with extensive membership among large and small employer groups and individuals and a growing presence in the Medicare and Medicaid markets.

        In 1996, we began pursuing a nationwide expansion strategy through selective acquisitions and start-up activities in key geographic areas. More recently, we have focused on acquiring businesses that provide significant concentrations of members in strategic locations outside of California. In connection with this strategy, the Company completed its acquisitions of RightCHOICE Managed Care, Inc. ("RightCHOICE") in January 2002, Cerulean Companies, Inc. ("Cerulean"), the parent company of Blue Cross and Blue Shield of Georgia ("Georgia Blue"), in March 2001, and Rush Prudential Health Plans ("Rush Prudential") in March 2000. In addition, on November 20, 2001 we entered into a definitive agreement to acquire CareFirst, Inc. ("CareFirst"), a not-for-profit health care company which, along with its affiliates and subsidiaries, offers a comprehensive portfolio of health insurance products, direct health care and administrative services to more than three million people in Maryland, Delaware, the District of Columbia and Northern Virginia. Under the terms of the acquisition agreement, CareFirst will merge with and into a wholly owned subsidiary of us, and the outstanding shares of CareFirst will be converted into the right to receive an aggregate purchase price of $1.3 billion. The status of CareFirst and its subsidiaries will be converted from that of not-for-profit corporations into for-profit, stock corporations. The conversion will require the approval of insurance regulators, and the transaction is subject to the receipt of a private letter ruling from the IRS that the conversion of CareFirst will constitute a tax-free reorganization and that gain or loss recognized by the holders of CareFirst stock in the merger will not be subject to unrelated business income tax. The acquisition is expected to close in 2003.

        As of December 31, 2001, our primary internal business divisions were focused on large employer group business, individual and small employer group business, and senior and specialty business. As a result of the acquisition of RightCHOICE, our organizational structure changed effective February 1, 2002 to reflect the following reportable segments: health care business and specialty business.

        Our products are developed and marketed with an emphasis on the differing needs of various customer segments. In particular, our product development and marketing efforts take into account the differing characteristics between the various customer groups we serve. These customer groups include individuals and small employers, large employers (generally with 51 or more employees), seniors and

Medicaid recipients, as well as the unique needs of educational and public entities, federal employee health and benefit programs, national employers and state-run programs servicing high-risk and under-served markets. Individual business units are responsible for enrolling, underwriting and servicing customers in specific segments. We believe that one of the keys to our success has been our focus on distinct customer groups defined generally by employer size and geographic region. This focus better enables us to develop benefit plans and services that meet the needs of these distinct markets.

        WellPoint Health Networks Inc. is a corporation organized under the laws of the State of Delaware. Our principal executive offices are located at 1 WellPoint Way, Thousand Oaks, California 91362 (telephone number: (818) 234-4000).

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used to reduce outstanding debt or for general corporate purposes, which may include the repayment of existing debt, the financing of capital expenditures and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Year Ended December 31,					Nine Months Ended September 30,
1997	1998	1999	2000	2001	2001	2002
9.1	10.5	15.3	15.2	10.7	10.8	13.6

        For purposes of computing our ratios of earnings to fixed charges, earnings have been calculated by adding fixed charges to income before income taxes. Fixed charges consist of gross interest expense and that portion of rent expense (one-third) deemed representative of the interest factor in such rent expense.

DESCRIPTION OF THE DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time (the "Debt Securities"). The particular terms of the Debt Securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of Debt Securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a Debt Security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the Debt Security you purchase.

        As used in this "Description of the Debt Securities," the "Company" refers to WellPoint Health Networks Inc. and does not, unless the context otherwise indicates, include our subsidiaries.

        All section references appearing in this section "Description of the Debt Securities" are to sections of the applicable Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the applicable Indenture.

General

        The Debt Securities we offer will be either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities"). We will issue Senior Debt Securities under a "senior indenture" to be entered into between us and the trustee named in the applicable prospectus supplement, or any successor trustee (the "Senior Indenture"). We will issue subordinated Debt Securities under a "subordinated indenture" to be entered into between us and the trustee named in the applicable prospectus supplement, or any successor trustee (the "Subordinated Indenture"). The Senior Indenture and the Subordinated Indenture are collectively referred to in this prospectus as the "Indentures," and each of the trustees under the Senior Indenture and the trustee under the Subordinated Indenture are referred to in this prospectus as a "trustee." In addition, the Indentures may be supplemented or amended as necessary to set forth the terms of the Debt Securities issued under the Indentures. You should read the Indentures, including any amendments or supplements to the Indentures, carefully to fully understand the terms of the Debt Securities. The forms of the Indentures have been filed as exhibits to the Registration Statement of which this prospectus is a part. The Indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

        The Senior Debt Securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of our senior debt. See "—Subordination of Subordinated Debt Securities" below. The Subordinated Debt Securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the Subordinated Debt Securities.

        Unless otherwise provided in the prospectus supplement relating to any Debt Securities, the Debt Securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of Debt Securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

        The Indentures do not limit the amount of Debt Securities that can be issued thereunder and provide that Debt Securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The Indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue Debt Securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional Debt Securities, without the consent of the holders of the outstanding Debt Securities of that series.

        Reference is made to the prospectus supplement for the following and other possible terms of each series of the Debt Securities in respect of which this prospectus is being delivered:

          (1)  the title of the Debt Securities;

          (2)  any limit upon the aggregate principal amount of the Debt Securities;

          (3)  if other than 100% of the principal amount, the percentage of their principal amount at which the Debt Securities will be offered;

          (4)  the date or dates on which the principal of the Debt Securities will be payable (or method of determination thereof);

          (5)  the rate or rates (or method of determination thereof) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

          (6)  if other than as set forth herein, the place or places where the principal of and interest, if any, on the Debt Securities will be payable;

          (7)  the price or prices at which, the period or periods within which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at our option;

          (8)  if other than the principal amount thereof, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity thereof;

          (9)  our obligation, if any, to redeem, repurchase or repay Debt Securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

          (10) whether the Debt Securities will be represented in whole or in part by one or more global notes registered in the names of a depository or its nominee;

          (11) the ranking of such Debt Securities as Senior Debt Securities or Subordinated Debt Securities; and

          (12) whether the Debt Securities of a particular series will be convertible into Debt Securities of another series and, if so, the terms and conditions of such conversion;

          (13) whether the Debt Securities are convertible into our common stock or preferred stock and, if so, the terms and conditions of such conversion; and

          (14) any other terms or conditions not inconsistent with the provisions of the Indenture under which the Debt Securities will be issued.

        "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

        Unless otherwise provided in the prospectus supplement relating to any Debt Securities, principal and interest, if any, will be payable, and the Debt Securities will be transferable, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the Debt Securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the Debt Securities will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date of such interest payment.

        The Debt Securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the Debt Securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

        The Debt Securities may be exchanged for an equal aggregate principal amount of Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the Indentures.

        We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase Debt Securities at the option of the holders thereof. Any such obligation applicable to a series of Debt Securities will be described in the prospectus supplement relating thereto.

        The Debt Securities may be denominated and payable in foreign currencies or units based on or related to foreign currencies. Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets. These risks will vary depending upon the currency or currencies involved and will be more fully described in the prospectus supplement relating thereto.

        Unless otherwise described in a prospectus supplement relating to any Debt Securities, there are no covenants or provisions contained in the Indentures which may afford the holders of Debt Securities protection in the event that we enter into a highly leveraged transaction.

        The statements made hereunder relating to the Indentures and the Debt Securities to be issued hereunder are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the Indentures and such Debt Securities.

Limitation on Liens

        The Senior Indenture provides that the Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, unless the Senior Debt Securities are secured equally and ratably with (or prior to) any and all other indebtedness secured by such Lien, except for:

          (1)  any Lien arising in the ordinary course of business, other than in connection with indebtedness for borrowed money;

          (2)  any Lien on Property acquired by the Company or any Subsidiary after the date of issuance of the Debt Securities, provided that such Lien existed on the date such Property was acquired;

          (3)  any Lien existing on the date of the Indenture;

          (4)  any Lien securing indebtedness incurred to finance the purchase price or cost of construction of Property (or additions, substantial repairs, alterations or substantial improvements thereto), provided that such Lien and the indebtedness secured thereby are incurred within one year of the later of acquisition or completion of construction (or addition, repair, alteration or improvement) and full operation thereof;

          (5)  any Liens arising out of judgments or awards against the Company or any Subsidiary having an outstanding principal amount which do not exceed $20 million in the aggregate or with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review, Liens which are discharged within 60 days of entry of judgment or Liens incurred by the Company or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party;

          (6)  any Lien for taxes not yet due and payable by the Company or any Subsidiary or which the Company or such Subsidiary is contesting in good faith;

          (7)  any Lien on or with respect to Property of a Subsidiary in favor of the Company or another Subsidiary;

          (8)  short term repurchase agreements covering portfolio securities;

          (9)  any Lien securing indebtedness in respect of Capital Leases on the Property subject to such Capital Leases;

          (10) deposits, reserves or contingent payment arrangements required under or pursuant to any applicable provisions of federal, state or local rules, regulations or ordinances regarding health maintenance organizations, providers of life, health care or disability insurance or the provision of health care services or such insurance or the management of health services or securing regulatory capital or other financial responsibility requirements;

          (11) any Lien (other than a Lien permitted under any of clauses (1) through (10) of this paragraph) securing indebtedness of the Company or of any Subsidiary provided that the aggregate principal amount of all Secured Debt may not exceed 15% of Consolidated Net Tangible Assets of the Company and its Subsidiaries;

          (12) any Lien extending, renewing or replacing any Lien permitted by clauses (1) through (11) above; and

          (13) any Lien securing indebtedness the proceeds of which are deposited, promptly upon receipt, with the Trustee solely for the purpose of effecting a legal defeasance or covenant defeasance as set forth under "Satisfaction and Discharge of Indentures" and "Defeasance."

        In the case of Liens permitted under clauses (2) and (4), such Liens may not relate to any Property of the Company or a Subsidiary other than the Property so acquired, constructed, added, repaired, altered or improved, as the case may be.

        In the case of Liens permitted under clause (12), unless such Liens are otherwise permitted under clause (11), such Liens:

  •
  may not relate to any Property of the Company or a Subsidiary other than the Property to which the Lien being extended, renewed or replaced relates to; and

  •
  may not secure indebtedness in excess of that secured by the Lien being extended, renewed or replaced.

Certain Definitions

        "Capital Lease" means all material monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which is classified as a capital lease in accordance with generally accepted accounting principles (GAAP) (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligation, determined in accordance with GAAP (including such statement No. 13).

        "Capital Stock" in any person means any and all shares, interests, participations or other equivalents in the equity (however designated) in such person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such person.

        "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom:

          (1)  all current liabilities (excluding any thereof constituting Funded Debt by reason of being extendible or renewable) and

          (2)  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the books and records of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

        "Funded Debt" means all indebtedness, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, for the repayment of money borrowed, having a maturity of more than 12 months from the date of its creation or having a maturity of less than 12 months from the date of its creation but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower. For the purpose of determining "Funded Debt" of any corporation, there shall be excluded any particular indebtedness if, on or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds for the payment, redemption or satisfaction of such indebtedness.

        "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Property," in respect to any person, means any interest of such person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other person.

        "Subsidiary" means:

          (1)  a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company;

          (2)  a partnership, limited liability company, joint venture or similar entity in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, holds a majority interest in the equity capital or profits or other similar interests of such entity; or

          (3)  any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

Events of Default

        An Event of Default with respect to the Debt Securities of any series is defined in the Indentures as:

          (1)  default in the payment of any installment of interest upon any of the Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

          (2)  default in the payment of all or any part of the principal of any of the Debt Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

          (3)  default in the performance, or breach, of any other covenant or warranty of the Company contained in the Debt Securities of such series or set forth in the applicable Indenture (other than a covenant or warranty included in the applicable Indenture solely for the benefit of one or more series of Debt Securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series;

          (4)  a default under any bond, debenture, note or other evidence of indebtedness of the Company or any Subsidiary, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any Subsidiary, whether such indebtedness now exists or is hereafter created, which default involves the failure to pay principal on indebtedness at the final maturity thereof or which has resulted in indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable in an aggregate amount in excess of $40,000,000; or

          (5)  certain events of bankruptcy, insolvency or reorganization of the Company.

        Additional Events of Default may be added for the benefit of holders of certain series of Debt Securities which, if added, will be described in the prospectus supplement relating to such Debt Securities.

        The Indentures provide that the trustee shall notify the holders of Debt Securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The Indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the Debt Securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of Debt Securities of such series.

        The Indentures provide that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of Debt Securities of such series then outstanding may declare the principal amount of all Debt Securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on Debt Securities of such series, may be waived by the holders of a majority in principal amount of the Debt Securities of such series then outstanding. The Senior Indenture also permits the Company to omit compliance with the Limitation on Liens covenant with respect to Senior Debt Securities of any series upon waiver by the holders of a majority in principal amount of the Senior Debt Securities of such series then outstanding.

        Subject to the provisions of the Indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of Debt Securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the Indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such Trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the Debt Securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable Indenture or exercising any trust or power conferred on the trustee with respect to the Debt Securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such Indenture and subject to certain other limitations.

        No holder of any Debt Security of any series will have any right by virtue or by availing of any provision of the Indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indentures or for any remedy thereunder, unless such holder shall have previously given the Trustee written notice of an Event of Default with respect to Debt Securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series shall also have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request. However, the right of a holder of any Debt Security to receive payment of the principal of and interest, if any, on such Debt Security on or after the due dates expressed in such Debt Security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

        Each Indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

          (1)  either (a) the Company is the continuing corporation or (b) the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the Debt Securities outstanding under such Indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such Indenture to be performed or observed by the Company; and

          (2)  the Company or such successor corporation, as the case may be, is not, immediately after such merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

        The Indenture with respect to any series of Debt Securities (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of and interest on the Debt Securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the Debt Securities of such series or the deposit with the trustee under such Indenture of cash or appropriate Government Obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable Indenture and the terms of the Debt Securities of such series.

Modification of the Indentures

        The Indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series at the time outstanding under the applicable Indenture affected thereby (voting as one class), to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable Indenture or any supplemental indenture or modifying in any manner the rights of the holders of the Debt Securities of each such series; provided that no such supplemental indenture may:

          (1)  extend the final maturity date of any Debt Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of Debt Securities to institute suit for payment thereof or, if the Debt Securities provide therefor, any right of repayment at the option of the holders of the Debt Securities, without the consent of the holder of each Debt Security so affected; or

          (2)  reduce the aforesaid percentage of Debt Securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such series so affected; or

          (3)  reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

        Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of Debt Securities.

Defeasance

        Defeasance and Discharge.    The Indentures provide, if such provision is made applicable to the Debt Securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all its obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to compensate and indemnify the trustee and to punctually pay or cause to be paid the principal of, and interest, if any, on all Debt Securities of such series when due) ("defeasance") upon the deposit with the trustee, in trust for such purpose, of money and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and premium and interest, if any, on the outstanding Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if, among other things:

          (1)  the Company has delivered to the trustee an opinion of counsel (as specified in the applicable Indenture) with regard to certain matters, including an opinion to the effect that the holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

            (a)  a ruling of the U.S. Internal Revenue Service to the same effect; or

            (b)  a change in applicable U.S. federal income tax law after the date of the Indenture such that a ruling is no longer required;

          (2)  no Event of Default shall have occurred or be continuing; and

          (3)  such deposit shall not result in a breach or violation of, or constitute a default under the applicable Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the Debt Securities of any series.

        Defeasance of Certain Covenants.    The Senior Indenture provides that, if such provision is made applicable to the Debt Securities of any series, the Company may elect to terminate its obligations to comply with the covenant set forth under "Limitations on Liens" or, if so specified in the Senior Indenture, with certain restrictive covenants of the Senior Indenture ("covenant defeasance") upon, among other things, the deposit with the trustee, in trust, of money and/or Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money and Government Obligations in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay all the principal of and premium and interest on the outstanding Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon on the scheduled due date therefor. Such a trust may be established only if, among other things:

          (1)  the Company has delivered to the trustee of an opinion of counsel to the effect that, among other things, the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance of certain covenants and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (2)  no Event of Default shall have occurred or be continuing; and

          (3)  such deposit shall not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

        The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the Debt Securities of any series.

Subordination of Subordinated Debt Securities

        The Senior Debt Securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the Subordinated Debt Securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the Senior Debt Securities, whether outstanding at the date of the Subordinated Indenture or thereafter incurred, assumed or guaranteed.

        Except as set forth in the related prospectus supplement, "Senior Indebtedness" means:

          (1)  the principal of and unpaid interest on indebtedness for money borrowed;

          (2)  purchase money and similar obligations;

          (3)  obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

          (4)  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

          (5)  renewals, extensions and refunding of any such indebtedness;

          (6)  interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

          (7)  obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements,

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the Subordinated Debt Securities.

        Upon any distribution of the Company's assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the Subordinated Indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities. In the event that the principal of the Subordinated Debt Securities of any series shall have been declared due and payable pursuant to the Subordinated Indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities are entitled to receive any payment in respect of the Subordinated Debt Securities.

        This subordination will not prevent the occurrence of any event of default with respect to the Subordinated Debt Securities. There is no limitation on the issuance of additional Senior Indebtedness in the Subordinated Indenture.

Global Debt Securities

        The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each, a "Global Security") that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on Debt Securities represented by a Global Security will be made by the Company to the trustee under the applicable Indenture, and then forwarded to the Debt Depository.

        We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such Global Securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such Global Securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of Debt Securities issued in the form of Global Securities.

        So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or Holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

        If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual Debt Securities in certificated form in exchange for the Global Securities. In addition, we may at any time, and in our sole discretion, determine not to have any Debt Securities represented by one or more Global Securities, and, in such event, will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such Debt Securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

        Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

        To facilitate subsequent transfers, the Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Principal and interest payments, if any, on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, Debt Security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF CAPITAL STOCK

General

        Under our restated certificate of incorporation, our authorized capital stock consists of:

  •
  300,000,000 shares of common stock, par value $0.01 per share; and

  •
  50,000,000 shares of preferred stock, par value $0.01 per share.

        As of November 21, 2002, there were approximately 148,420,691 shares of common stock and no shares of preferred stock outstanding.

        The following descriptions are summaries of the material terms of our capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law, our restated certificate of incorporation, our bylaws and the applicable prospectus supplement for additional information about our capital stock. See "Where You Can Find More Information."

Common Stock

        Our common stock is traded on the New York Stock Exchange under the symbol "WLP." Each share of our common stock entitles the holder to one vote on all matters on which holders are permitted to vote. There is no cumulative voting for election of directors. Accordingly, the holders of a majority of the shares voted can elect all of the nominees for director.

        Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to dividends when, as and if declared by the board of directors out of funds legally available for that purpose. Upon liquidation, dissolution or winding up, subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to a pro rata share in any distribution to stockholders. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

        The following description of preferred stock and the description of the terms of a particular series of preferred stock that will be described in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to the certificate of designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. You should read the applicable certificate of designation for a complete description of a series of preferred stock.

        Our board of directors is authorized, without any further vote or action by our stockholders, to cause shares of preferred stock to be issued from time to time in one or more series and to fix, or designate the powers, preferences and rights and the qualifications, limitations and restrictions of the shares of each series.

        The specific matters that our board of directors may determine with respect to a series of preferred stock, and which we will describe, where applicable, in a prospectus supplement relating to the series of preferred stock, include:

  •
  the designation of each series;

  •
  the maximum number of shares of each series;

  •
  the rate of any dividends, the dates dividends will accrue, whether the series of preferred stock will be issued with an original issue discount and, if so, the computed dividend rate on the series of preferred stock, the dividend payment dates and whether dividends will be cumulative;

  •
  the amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of our company;

  •
  the terms and conditions of any redemption, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

  •
  rights and terms of any conversion or exchange, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  any sinking fund or similar provision, and, if applicable, the terms and provisions relating to the purpose and operation of the fund;

  •
  any voting rights, in addition to voting rights provided by law; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        Any or all of these rights may be greater than the rights of the holders of common stock.

        Upon liquidation, dissolution or winding up, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock or any other senior ranking securities. Neither the par value nor the liquidation preference of any series of preferred stock is indicative of the prices at which any shares of preferred stock may trade on or after the date of issuance.

        The preferred stock may have voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. The terms of the preferred stock that might be issued could conceivably prohibit us from:

  •
  consummating a merger;

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  reorganizing;

  •
  selling substantially all of our assets;

  •
  liquidating; or

  •
  engaging in other extraordinary corporate transactions without stockholder approval.

        Preferred stock, or rights to purchase preferred stock, could be issued quickly with terms calculated to delay, defer or prevent a change in control of us or to make it more difficult to remove our management. For example, a business combination could be impeded by issuing a series of preferred stock containing class voting rights that would enable the holder or holders of this series to block that transaction. Alternatively, a business combination could be facilitated by issuing a series of preferred stock with sufficient voting rights to provide a required percentage vote of the stockholders.

        In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of the stock. Our board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock unless otherwise required by law or applicable stock exchange requirements.

        Preferred stock will be fully paid and nonassessable upon issuance. The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate principal amount equal to that of the preferred stock represented by the global certificate. Each global certificate will:

  •
  be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

  •
  be deposited with the depositary or nominee or a custodian for the depositary; and

  •
  bear a legend regarding the restrictions on exchanges and registration of transfer, and any other matters as may be provided for under the certificate of designation.

Depositary Shares

        We may, at our option, elect to offer fractional shares of preferred stock, or "depositary shares," rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, and each receipt will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion, to all the rights and preferences of the preferred stock, including dividend, voting, redemption, subscription and liquidation rights. The terms of any depositary shares will be described in the applicable prospectus supplement and the provisions of the deposit agreement, which will be filed with the SEC. You should carefully read the deposit agreement and the depositary receipt attached to the deposit agreement for a more complete description of the terms of the depositary shares.

        If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

        Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem or convert the depositary shares from the proceeds it receives from the corresponding redemption or conversion of the applicable series of preferred stock. The redemption or conversion price per depositary share will be equal to the applicable fraction of the redemption or conversion price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed or converted, the depositary will select which shares are to be redeemed or converted by lot on a pro rata basis or by any other equitable method as the depositary may decide.

        After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

        We will pay all fees, charges and expenses of the depositary, including the initial deposit of preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and any other charges as are stated in the deposit agreement for their accounts.

Certain Charter Provisions That May Limit Changes in Control

        In connection with a recapitalization in May 1996, we entered into a license agreement with the Blue Cross Blue Shield Association which granted us the exclusive license to use the Blue Cross name in California. The license agreement requires as a condition to our retention of the Blue Cross license that our certificate of incorporation contain the following provisions:

  Restrictions on Ownership and Transfer

        Our certificate of incorporation provides that no person other than the selling stockholder may beneficially own shares of voting capital stock of our company in excess of the ownership limit. As a result of an agreement between us and the Blue Cross Blue Shield Association executed in December 1997, in accordance with the provisions of Article VII, Section 14(f)(2) of our certificate of incorporation, the ownership limit is the following:

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  for any "Institutional Investor," one share less than 10% of our outstanding voting securities; and

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  for any "Noninstitutional Investor" other than the selling stockholder, one share less than 5% of our outstanding voting securities;

        "Institutional Investor" means any person if (but only if) such person is:

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  a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

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  a bank as defined in Section 3(a)(6) of the Exchange Act;

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  an insurance company as defined in Section 3(a)(19) of the Exchange Act;

  •
  an investment company registered under Section 8 of the Investment Company Act of 1940;

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  an investment adviser registered under Section 203 of the Investment Advisers Act of 1940;

  •
  an employee benefit plan, or pension fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or an endowment fund;

  •
  a parent holding company, provided the aggregate amount held directly by the parent, and directly and indirectly by its subsidiaries which are not persons specified in the six bullet points listed above, does not exceed one percent of the securities of the subject class such as common stock; or

  •
  a group, provided that all the members are persons specified in the seven bullet points listed above.

        In addition, every filing made by such person with the SEC under Regulations 13D-G (or any successor regulations) under the Exchange Act with respect to that person's beneficial ownership must contain a certification (or a substantially similar one) that our common stock acquired by that person was acquired in the ordinary course of business and was not acquired for the purpose of and does not have the effect of changing or influencing the control of our company and was not acquired in connection with or as a participant in any transaction having such purpose or effect.

        "Noninstitutional Investor" means any person that is not an Institutional Investor.

        Any transfer of stock that would result in any person beneficially owning shares of voting capital stock in excess of the ownership limit will result in the intended transferee acquiring no rights in such shares (with certain exceptions) and the person's shares will be deemed transferred to an escrow agent to be held until the shares are transferred to a person whose ownership of the shares will not violate the ownership limit. These provisions prevent a third party from obtaining control of our company without obtaining the supermajority vote required to amend our certificate of incorporation and may have the effect of discouraging or even preventing a merger or business combination, a tender offer or similar extraordinary transaction involving us.

        Our certificate of incorporation provides that the ownership limit applies to the beneficial ownership of our common stock. Under our Blue Cross license agreement, the Blue Cross Blue Shield Association reserves the authority to determine how convertible securities, such as the debentures, will be treated for purposes of determining a particular holder's beneficial ownership of our common stock.

Delaware Business Combination Statute

        We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. If any person acquires 15% or more of our outstanding stock, that person will be subject to the provisions of Section 203.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Mellon Investor Services LLC. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

DESCRIPTION OF THE WARRANTS

        We may issue debt warrants and/or universal warrants. Warrants may be issued independently or together with any other securities we may offer by this prospectus and may be attached to or separate from any offered securities. Each series of warrants will be issued under a warrant agreement or a warrant indenture, as specified in the applicable prospectus supplement. A copy of the warrant agreement or warrant indenture, as applicable, and warrant certificate will be filed with the SEC in connection with the offering of warrants. The following description sets forth certain general terms and provisions of the warrants to be offered and is not intended to be complete. You should read any applicable warrant agreement, warrant indenture and warrant certificate because those documents, and not this description, define your rights as a holder of warrants.

Debt Warrants

        We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant."

Universal Warrants

        We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, securities of one or more issuers, including our common or preferred stock or other equity securities described in this prospectus or debt or equity securities of third parties.

        We refer to this type of warrant as a "universal warrant." We refer to each property described above as a "warrant property."

        We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

  •
  the warrant property;

  •
  the cash value of the warrant property; or

  •
  the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

        The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

General Terms of Warrants

        The prospectus supplement relating to a particular offering of warrants will describe the terms of those warrants, including, where applicable, the following:

  •
  the title of the warrants;

  •
  the offering price for the warrants, if any;

  •
  the aggregate number of the warrants;

  •
  if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

  •
  the currency or currency units in which the offering price, if any, is payable;

  •
  anti-dilution provisions of the warrants, if any;

  •
  redemption or call provisions, if any, applicable to the warrants; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Additional Terms of Warrants

        If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

  •
  the designation, aggregate principal amount, currency and terms of the Debt Securities that may be purchased upon exercise of the debt warrants; and

  •
  the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants.

        If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

  •
  whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

  •
  the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

  •
  the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, and the method of determining that price;

  •
  whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

  •
  whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

        Before exercising the warrants, you will not have any of the rights of holders of the warrant property deliverable upon exercise of the warrants, including the right to receive dividends, if any, or payments upon liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF
PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts for the purchase and sale of, or whose cash value is determined by reference or linked to the performance, level or value of, securities of one or more issuers, including our common or preferred stock or other debt or equity securities described in this prospectus or debt or equity securities of third parties.

        We refer to each property described above as a "purchase contract property." Each purchase contract will obligate:

  •
  the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

  •
  the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

        Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have the rights of a holder of the underlying property under the contract, including any right to receive payments on that property, until the purchase contract is exercised.

        The prospectus supplement will contain, where applicable, the following information about the purchase contract:

  •
  whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

  •
  whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

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  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

  •
  whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit; and

  •
  whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

        The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the purchase contract property. These units are called "purchase units." If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the purchase contracts or purchase units. A copy of the purchase agreement will be filed with the SEC in connection with the offering of purchase contracts and purchase units. The description in the prospectus supplement will not necessarily be complete, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts or purchase units.

PLAN OF DISTRIBUTION

        We may offer and sell the securities described in this prospectus:

  •
  through agents;

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  through one or more underwriters or dealers;

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  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  directly to one or more purchasers (through a specific bidding or auction process or otherwise);

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  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  through a combination of any of these methods of sale; or

  •
  at a fixed exchange ratio in return for other of our securities.

        The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

        If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

        We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

        We may authorize our agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will also be described in the applicable prospectus supplement.

        Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares, preferred stock, warrants, purchase contracts and purchase units will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the New York Stock Exchange. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

LEGAL MATTERS

        The legality of the securities offered hereby will be passed upon for us by our General Counsel, Thomas C. Geiser, Esq. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. With respect to the unaudited financial information of WellPoint Health Networks Inc. for the six-month period ended June 30, 2002 and for the nine-month period ended September 30, 2002, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated July 23, 2002 and October 28, 2002 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

        The consolidated financial statements of RightCHOICE Managed Care, Inc. for the year ended December 31, 2000 incorporated by reference in this prospectus by reference to the Current Report on Form 8-K dated January 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions. All dollar amounts in the following table are estimates except the amount of the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$92,000
Printing expenses	$20,000
Legal fees and expenses	$100,000
Accounting fees and expenses	$40,000
Blue sky fees and expenses	$20,000
Transfer Agent fees and expenses	$10,000
Rating Agency fees	$25,000
Trustee's and Depositary's fees and expenses	$40,000
Miscellaneous	$3,000

Total	$350,000

Item 15. Indemnification of Directors and Officers

        The Company is a Delaware corporation. Section 145 of the General Corporation Law of the state of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        The Company's certificate of incorporation provides that the liability of the Company's directors to the Company or the Company's stockholders for monetary damages for breach of fiduciary duty will be eliminated to the fullest extent permissible under Delaware law except for (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which a director receives an improper personal benefit.

        The effect of these provisions is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. These provisions do not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions will not alter the liability of directors under federal securities law.

        The Company's bylaws provide that the Company will indemnify each present and former director and officer of the Company or a predecessor company and each of their respective subsidiaries, as such companies exist or have existed, and such agents of the Company as the Board of Directors shall determine, to the fullest extent provided by Delaware law.

        In addition, the Company has entered into indemnification agreements with its directors and certain officers that provide for the maximum indemnification permitted by law.

Item 16. Exhibits

        A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (c)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities

  Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, California, on the 26th day of November, 2002.

WELLPOINT HEALTH NETWORKS INC.

By:	/s/ LEONARD D. SCHAEFFER Leonard D. Schaeffer Chairman of the Board and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Leonard D. Schaeffer and Thomas C. Geiser, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming what each of said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 26th day of November, 2002.

Signature	Title

/s/ LEONARD D. SCHAEFFER Leonard D. Schaeffer	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ DAVID C. COLBY David C. Colby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ KENNETH C. ZUREK Kenneth C. Zurek	Senior Vice President, Controller and Taxation (Principal Accounting Officer)

/s/ W. TOLIVER BESSON W. Toliver Besson	Director

/s/ ROGER E. BIRK Roger E. Birk	Director

/s/ SHEILA P. BURKE Sheila P. Burke	Director

/s/ WILLIAM H.T. BUSH William H.T. Bush	Director

/s/ JULIE A. HILL Julie A. Hill	Director

/s/ JANE G. PISANO Jane G. Pisano	Director

/s/ ELIZABETH A. SANDERS Elizabeth A. Sanders	Director

/s/ WARREN Y. JOBE Warren Y. Jobe	Director

EXHIBIT INDEX

Exhibit No.		Exhibit	Sequentially Numbered Page
1.01	*	Underwriting Agreement
2.01
Amended and Restated Recapitalization Agreement dated as of March 31, 1995 by and among the Registrant, Blue Cross of California, Western Health Partnership and Western Foundation for Health Improvement, incorporated by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form S-4 dated April 8, 1996
2.02
Amended and Restated Agreement and Plan of Merger dated as of November 29, 2000, by and among Cerulean Companies, Inc., the Registrant and Water Polo Acquisition Corp., incorporated by reference to Exhibit 2.01 of the Registrant's Current Report on Form 8-K dated March 15, 2001
2.03
Agreement and Plan of Merger dated as of October 17, 2001 by and among the Registrant, RightCHOICE Managed Care, Inc. and RWP Acquisition Corp., incorporated by reference to Exhibit 2.01 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-73382)
2.04
Agreement and Plan of Merger dated as of November 20, 2001 by and among the Registrant, CareFirst, Inc. and Congress Acquisition Corp., incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K dated November 20, 2001
4.01		Form of Senior Indenture
4.02		Form of Subordinated Indenture
4.03		Form of Standard Debt Warrant Provisions
5.01		Opinion of Thomas C. Geiser, Esq.
12.01		Statement regarding computation of ratios of earnings to fixed charges
15.01		Letter regarding unaudited interim financial information
23.01		Consent of PricewaterhouseCoopers LLP
23.02		Consent of PricewaterhouseCoopers LLP
23.03		Consent of Thomas C. Geiser, Esq. (included in Exhibit 5.01)
24.01		Powers of Attorney (see signature page included in the Registration Statement)
25.01	*	Statement of Eligibility of Trustee on Form T-1

*
To be filed via Form 8-K.

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF THE WARRANTS
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution
  Item 15. Indemnification of Directors and Officers
  Item 16. Exhibits
  Item 17. Undertakings.
SIGNATURES
EXHIBIT INDEX